Exhibit 10.1

SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Seventh Amendment” or this “Amendment”) is entered into as of May 6, 2015, by and among HERCULES FUNDING II LLC, a Delaware limited liability company (“Borrower”), the lenders identified on the signature page hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, “Agent”), with reference to the following facts, which shall be construed as part of this Seventh Amendment:

RECITALS

A.Borrower, Lenders and Agent have entered into that certain Loan and Security Agreement dated as of August 25, 2008, as amended by that certain First Amendment to Loan and Security Agreement dated as of April 30, 2009, that certain Second Amendment to Loan and Security Agreement dated as of June 20, 2011,  that certain Third Amendment to Loan and Security Agreement dated as of August 1, 2012, that certain Fourth Amendment to Loan and Security Agreement dated as of December 17, 2012, that certain Fifth Amendment to Loan and Security Agreement dated as of August 8, 2014, and that certain Sixth Amendment to Loan and Security Agreement dated as of February 6, 2015  (as amended or modified from time to time, the “Loan Agreement”), pursuant to which Lenders and Agent are providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein.  Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.

B.As of the date hereof, Wells Fargo Capital Finance, LLC is the sole Lender under the Loan Agreement.

C.Borrower has requested that Lenders and Agent agree to amend certain provisions of the Loan Agreement, and Lenders and Agent are willing to do so to the extent provided in, and subject to the terms and conditions of, this Seventh Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1.Ratification of Existing Loan Documents.  Each of the parties acknowledges, confirms, and ratifies the provisions of the Loan Agreement and the other Loan Documents, which shall be unmodified and shall continue to be in full force and effect in accordance with their terms except as expressly provided under this Seventh Amendment.

2.Amendments to the Loan Agreement.  The Loan Agreement is hereby amended as follows:

2.1Addition of New Definitions.  Section 1.1 of the Loan Agreement is amended by adding in appropriate alphabetical order the following new definitions:

“Seventh Amendment” means the Seventh Amendment to Loan and Security Agreement, dated as of May 6, 2015, by and among Lenders, Agent and Borrower.

2.2Amendment to Definition of LIBOR Rate Margin.  Section 1.1 of the Loan Agreement is amended by deleting the existing definition of the term “LIBOR Rate Margin” and replacing it with the following amended and restated version thereof:

“LIBOR Rate Margin” means three and one-quarter percent (3.25%).

2.3Amendment to Interest Rates.  Section 2.5 of the Loan Agreement is amended by deleting the existing text of Section 2.5(a) and replacing it with the following amended and restated version thereof:

(a)Interest Rates.  Except as provided in Section 2.5(b) below, all Obligations (except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

(i)if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to (A) the LIBOR Rate plus (B) the LIBOR Rate Margin, and

(ii)otherwise, at a per annum rate equal to (A) the Base Rate plus (B) the Base Rate Margin.

3.Conditions Precedent.  Notwithstanding any other provision of this Seventh Amendment, this Seventh Amendment shall be of no force or effect, and Lenders and Agent shall not have any obligations hereunder, unless and until each of the following conditions have been satisfied:

3.1Receipt of Executed Seventh Amendment.  Agent shall have received this Seventh Amendment, duly executed by Borrower, each Lender, and Agent; and

3.2No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing.

4.Representations and Warranties regarding Loan Agreement.  Borrower hereby represents and warrants that the representations and warranties contained in the Loan Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Agent in writing as contemplated under the Loan Agreement, are true and correct in all material respects as of the date hereof.  Borrower hereby further represents and warrants that no event has occurred and is continuing, or would result from the transactions contemplated under this Seventh Amendment, that constitutes or would constitute a Default or an Event of Default.

5.Miscellaneous.

5.1Headings.  The various headings of this Seventh Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Seventh Amendment or any provisions hereof.

5.2Counterparts.  This Seventh Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  Delivery of an executed counterpart of a signature page to this Seventh Amendment by either (i) facsimile transmission or (ii) electronic transmission in either Tagged Image Format Files (TIFF) or Portable Document Format (PDF), shall be effective as delivery of a manually executed counterpart thereof.

5.3Interpretation.  No provision of this Seventh Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

5.4Complete Agreement.  This Seventh Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto.

5.5GOVERNING LAW.  THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

5.6Effect.  Upon the effectiveness of this Seventh Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

5.7Conflict of Terms.  In the event of any inconsistency between the provisions of this Seventh Amendment and any provision of the Loan Agreement, the terms and provisions of this Seventh Amendment shall govern and control.

5.8No Novation or Waiver.  Except as specifically set forth in this Seventh Amendment, the execution, delivery and effectiveness of this Seventh Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or Lenders under the Loan Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment to Loan and Security Agreement as of the day and year first above written.

HERCULES FUNDING II LLC, a Delaware limited liability company, as Borrower

By:	/s/ Jessica Baron
Name:	Jessica Baron
Title:	Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, as Agent and a Lender

By:	/s/ Aharon Tarnavsky
Name:	Aharon Tarnavsky
Title:	Vice President